Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT DECLARES QUARTERLY DIVIDEND

NEW YORK – October 18, 2016 – CIT Group Inc. (NYSE: CIT), a leading provider of commercial lending and leasing services, today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per common share on its outstanding common stock. The common stock dividend is payable on November 25, 2016 to common shareholders of record as of November 11, 2016.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $65 billion in assets. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. It provides financing, leasing and advisory services principally to middle market companies across a wide variety of industries primarily in North America, and equipment financing and leasing solutions to the transportation sector. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. cit.com

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CIT MEDIA RELATIONS:

Matt Klein

Director, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740-5058

Barbara.Callahan@cit.com